Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-238542, 333-256183, 333-264832 and 333-274122) on Form S-8, (Nos. 333-235301, 333-237795, 333-237354, 333-251406, 333-252049 and 333-267171) on Form S-3, and (Nos. 333-258092, 333-269307, 333-273516 and 333-274581) on Form S-1 of our report dated December 14, 2023, with respect to the consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 14, 2023